UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) June 22, 2023

PCTEL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

471 Brighton Drive Bloomingdale, Illinois	60108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 372-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PCTI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) is being filed to amend the Current Report on Form 8-K filed by PCTEL, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”) on June 26, 2023 (the “Original Form 8-K”). The Original Form 8-K was filed to report the results of matters voted on at the Company’s Annual Meeting of Stockholders held on June 22, 2023 (the “Annual Meeting”). The sole purpose of this Amendment is to provide the Company’s decision with respect to the frequency of future non-binding advisory votes on the compensation of the Company’s named executive officers. This Amendment does not amend, modify, or supplement the Original Form 8-K in any other respect.

Item 5.07 Submission of Matters to a Vote of Security Holders

(d) As previously reported in the Original Form 8-K, at the Annual Meeting, a majority of the shares that were voted approved, on an advisory basis, to hold future advisory votes on executive compensation annually. Consistent with the stockholders’ vote and the Company’s Board of Directors’ recommendation, the Company has determined that the Company will include a non-binding advisory vote on executive compensation in the Company’s future proxy materials annually. This will be the frequency of such advisory votes until the next required vote on the frequency of advisory votes on executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2023

PCTEL, INC.

By:	/s/ Kevin J. McGowan

Kevin J. McGowan, Chief Financial Officer